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                                                                    Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of Progress Energy, Inc. on Form S-8 of our reports dated February 12, 2003, appearing in the Annual Report on Form 10-K of Progress Energy, Inc. (which expresses an unqualified opinion and includes an explanatory paragraph referring to the Company's change in 2002 in its method of accounting for goodwill), for the year ended December 31, 2002.



/s/ DELOITTE & TOUCHE LLP
Raleigh, North Carolina
May 2, 2003